As filed with the Securities and Exchange Commission on February 4, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3594554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Clearwater Paper Corporation 2008 Stock Incentive Plan

(Full title of the plan)

Copy to:
Michael S. Gadd Vice President, General Counsel and Corporate Secretary Clearwater Paper Corporation 601 West Riverside Ave., Suite 1100 Spokane, Washington (509) 344-5900	Blair W. White, Esq. Justin D. Hovey, Esq. Pillsbury Winthrop Shaw Pittman LLP P.O. Box 7880 San Francisco, CA 94120 (415) 983-1000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	366,530	$78.73	$28,856,906.90	$3,350.29

(1)	Calculated pursuant to General Instruction E to Form S-8.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low sales price of the Registrant’s Common Stock on the New York Stock Exchange on February 3, 2011.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The contents of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on December 15, 2008 (File No. 333-156133) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on February 26, 2010;

(b) the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, filed with the Securities and Exchange Commission on May 6, 2010, August 5, 2010, and November 5, 2010, respectively;

(c) the Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 14, 2010, September 21, 2010, October 14, 2010, October 27, 2010 and December 28, 2010; and

(d) the description of the Registrant’s Common Stock contained under the heading “Description of Capital Stock” contained in the Information Statement filed as Exhibit 99.2 to the Form 8-K filed on December 3, 2008, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of Common Stock registered hereby has been passed upon for the Registrant by Michael S. Gadd, Vice President, General Counsel and Corporate Secretary of the Registrant. As of the date hereof, Mr. Gadd beneficially owned 28,435 shares of the Registrant’s Common Stock (including 6,749 shares held directly, 26 shares held in a 401(k) plan account, 21,660 shares subject to outstanding restricted stock unit awards and 33,406 shares subject to outstanding performance share awards (assuming for these purposes maximum payout of the performance share awards at settlement)).

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Michael S. Gadd, Vice President, General Counsel and Corporate Secretary.

23.1	Consent of KPMG LLP.

23.2	Consent of Michael S. Gadd, Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).

99.1	Amendment No. 1 to the Clearwater Paper Corporation 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on December 28, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 4th day of February, 2011.

CLEARWATER PAPER CORPORATION

By	/s/ Gordon L. Jones
Gordon L. Jones
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon L. Jones, Linda K. Massman, Thomas H. Carter and Michael S. Gadd and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gordon L. Jones Gordon L. Jones	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2011

/s/ Linda K. Massman Linda K. Massman	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	February 4, 2011

/s/ Johnathan D. Hunter Johnathan D. Hunter	Corporate Controller (Principal Accounting Officer)	February 4, 2011

/s/ Boh A. Dickey Boh A. Dickey	Director	February 4, 2011

/s/ Frederic W. Corrigan Frederic W. Corrigan	Director	February 4, 2011

/s/ William D. Larsson William D. Larsson	Director	February 4, 2011

/s/ Michael T. Riordan Michael T. Riordan	Director	February 4, 2011

/s/ William T. Weyerhaeuser William T. Weyerhaeuser	Director	February 4, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Michael S. Gadd, Vice President, General Counsel and Corporate Secretary.

23.1	Consent of KPMG LLP.

23.2	Consent of Michael S. Gadd, Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).

99.1	Amendment No. 1 to the Clearwater Paper Corporation 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on December 28, 2010).

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